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EXHIBIT 3(i)

CERTIFICATE OF AMENDMENT
OF THE
CORRECTED RESTATED CERTIFICATE OF INCORPORATION
OF
FOX FAMILY WORLDWIDE, INC.

    Fox Family Worldwide, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, has adopted resolutions setting forth and declaring advisable the following amendments to the Corrected Restated Certificate of Incorporation of said corporation:

  RESOLVED, that the Certificate of Incorporation of Fox Family Worldwide, Inc., a Delaware corporation (the "Corporation"), which was originally filed with the Secretary of State on August 26, 1996, be, and it hereby is, amended by striking out the corporation title and paragraph FIRST thereof and inserting in lieu thereof the following:

"CORRECTED
RESTATED CERTIFICATE OF INCORPORATION
OF
ABC FAMILY WORLDWIDE, INC."

    "FIRST: The name of the corporation is ABC Family Worldwide, Inc."

  ; and

  FURTHER RESOLVED, that the registered office and registered agent for service of process on the Corporation, be, and it hereby is, amended by striking out paragraph SECOND thereof and inserting in lieu thereof the following:

    "SECOND: The address of the registered office of the Corporation in the State of Delaware in Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company."

    SECOND: That in lieu of action at an annual or special meeting of stockholders, the stockholders of the Corporation have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

    THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said Fox Family Worldwide, Inc., has caused this Certificate to be signed by David K. Thompson, its Vice President and Assistant Secretary, this 24th day of October, 2001.

FOX FAMILY WORLDWIDE, INC.
By:	/s/ DAVID K. THOMPSON David K. Thompson
Its:	Vice President and Assistant Secretary

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CERTIFICATE OF AMENDMENT OF THE CORRECTED RESTATED CERTIFICATE OF INCORPORATION OF FOX FAMILY WORLDWIDE, INC.